Exhibit 99.1
Investor and Financial Contacts:
Amanda Clardy
Vice President, Investor Relations
(760) 603-7200
FOR IMMEDIATE RELEASE
Life Technologies Announces Second Quarter 2009 Results and $200 Million of Debt Repayment
Second quarter GAAP revenue of $833 million, and non-GAAP revenue of $839 million
Second quarter GAAP earnings per share of $0.22, and non-GAAP earnings per share of $0.79
Free cash flow of $105 million in the second quarter
CARLSBAD, CA, July 28, 2009 — Life Technologies Corporation (NASDAQ: LIFE) today announced results for its second quarter ended June 30, 2009. Non-GAAP revenues for the first quarter were $839 million, an increase of 2 percent over second quarter revenues of $822 million in 2008, as if Invitrogen and Applied Biosystems had been combined. Excluding the impact from currency exchange rates, revenues grew 7.5 percent over the same period in the previous year.
“I am very pleased with our strong financial results in the second quarter, despite continued challenges in the global macro-economic situation,” said Greg Lucier, Chairman and Chief Executive Officer of Life Technologies. “These results, as well as our accelerated integration efforts, are a testament to the strong operating rigor prevalent throughout our company. In the second quarter, we were also able to demonstrate the value of combining Invitrogen and Applied Biosystems in other tangible ways. I’m particularly proud of the role we played in helping public health authorities around the globe quickly and efficiently respond to the outbreak of the H1N1 flu virus. Our ability to provide a complete solution to our customers in this critical time underscored not only the value of this combination, but also the impact Life Technologies has today on the health and welfare of people around the world.”
First quarter GAAP diluted earnings per share were $0.22 which includes $0.42 per share of acquisition related amortization expense, $0.04 per share of non-cash interest expense associated with the adoption of FSP APB14-1, and $0.11 per share of business integration costs and other expenses. On a non-GAAP basis, which excludes these items, diluted earning per share were $0.79.
Analysis of Second Quarter 2009 Results
•	Second quarter non-GAAP 2009 revenues increased 2 percent over the previous year, including the negative impact of foreign currency exchange. Revenue growth without the impact from currency was 7.5 percent, and was a result of strong growth in all regions and product areas. Revenue from foreign currency exchange had a negative effect on reported revenue growth, resulting in a 5.5 point impact to growth rates.

•	Gross margin in the second quarter on a non-GAAP basis was 66.7 percent, an improvement of 140 basis points over the prior year quarter. Improvements from integration related synergies, price optimization and increased productivity were offset slightly by the negative impact from product mix and currency.

•	Non-GAAP operating margin was 27.2 percent in the second quarter, representing an increase of approximately 410 basis points over the same period in 2008. The increase in operating margin was a result of improved gross margins, as well as synergy realization from the Applied Biosystems-Invitrogen merger.

•	Second quarter non-GAAP tax rate was 29.3 percent.

•	Diluted weighted shares outstanding were 179 million in the second quarter.

•	Cash flow from operating activities for the second quarter was $146.8 million. Second quarter capital expenditures were $41.9 million and resulting free cash flow was $104.9 million. The company ended the quarter with $583 million in cash & short-term investments, including $90.8 million held as restricted cash.
Business Highlights:
•	Molecular Biology Systems division revenue was $399 million in the second quarter, approximately 3 percent higher than 2008. Revenue growth excluding the impact from currency was 8 percent. This growth was a result of broad demand across the portfolio, including a meaningful impact from sales of Influenza A (H1N1) related products.

•	Genetic Systems division revenue was $233 million in the second quarter, an increase of 5.5 percent over the same period last year. Revenue growth excluding the impact from currency was 11 percent. This increase was a result of mid-teens’ growth for consumable kits and CE instruments in the applied markets and continued acceleration of sales for next generation sequencing systems, offset slightly by low single-digit declines in CE instruments and consumables in the research market.

•	Cell Systems division revenue was $201 million in the first quarter, a decrease of 2 percent over the same period last year. Revenue growth excluding the impact from currency was 4.5 percent. This growth was a result of increased demand in almost all product areas.

•	The Mass Spectrometry division, the company’s joint venture with MDS Analytical Technologies, contributed $14.5 million in other income. This income was a result of $129 million in revenue with operating margin of 11.3 percent. Revenue declined 12 percent, excluding the impact from currency.

•	Regional organic growth rates, excluding the impact from the company’s mass spectrometry joint venture, were as follows compared to the same quarter of the prior year: Americas and Europe increased 6%; Asia Pacific increased 30%; and Japan increased 1%.

•	Integration programs continued to advance and are progressing faster than planned. The company increased its synergy realization target for the full year 2009 to $95 million from its previous target of $80 million.

•	Second quarter company and technology highlights include:
•	Introduction of new capillary electrophoresis (CE) 3500 Dx systems in certain European countries designed for the clinical diagnostics market. These platforms will provide state-of-the-art advancements in CE sequencing technology, and along with the 7500 Fast Dx Real-Time PCR instrument, are indicative of the company’s broader foray into the molecular diagnostics market.

•	The company acquired Cytonix Corporation for intellectual property related to advanced microfluidics-based digital polymerase chain reaction (dPCR) technology. Life Technologies plans to license this technology, as well as commercialize new products that can be used in a variety of applications ranging from next generation sequencing library quantification to molecular diagnostic assays.

•	Certification of the TaqMan® Salmonella enterica Detection Kit for the identification of Salmonella in peanut butter through the new Emergency Response Validation program of the AOAC Research Institute.

•	A licensing agreement with Zymera, Inc., enabling Zymera to use Life Technologies’ Qdot® nanocrystals to create new, self-illuminating quantum dot products to improve in vivo imaging, biomarker discovery and a growing number of biosensing applications.

•	As part of the company’s original integration strategy to refine the product portfolio, the company announced the divesture of a small product line. The SQL*LIMS business was sold to LabVantage Solutions, Inc. SQL*LIMS is an enterprise laboratory information management system (LIMS) provider that manages the laboratory process lifecycle.

•	$2 million worth of awards from the Life Technologies Foundation to three non-profit organizations for the support of: DNA collection to reduce human trafficking; training physicians on new genomic based technologies; and helping the public understand the importance of genetics through the refurbishment of a major scientific exhibit at the Science Museum in London.

Debt Repayment of $200 Million
Late last week, the company reduced its outstanding debt balance by repaying $200 million of its Senior Secured Term Loan B. This debt is priced at LIBOR plus 300 basis points, with a LIBOR floor of 300 basis points and has a remaining balance of approximately $800 million.
Fiscal Year 2009 Outlook
Subject to the risk factors detailed in the Safe Harbor Statement section of this release, the company increased its expectations for fiscal year 2009 financial performance. Organic revenues in the second half of 2009 are expected to increase in the mid single digits, including a small impact from NIH stimulus funds. Full year non-GAAP earnings per share are expected to be in the range of $2.70 to $2.80. The company will provide further detail on its business outlook during the conference call today.
Use of Pro-forma statements for comparison purposes
Posted on the Company’s investor relations website is a quarterly pro-forma 2008 Income Statement, down to operating income, for the combined companies of Invitrogen and Applied Biosystems. Also provided is quarterly revenue detail for each of Life Technologies’ technology divisions. These pro-forma income statements are meant for reference only and represent what the company profitability would have been if Invitrogen and Applied Biosystems had been combined during those years. Interested parties may access this document at www.lifetechnologies.com / corporate/investor relations/financial reports/GAAP Reconciliations. In addition, incorporated in this press release is a table comparing the current quarter results to the same quarter from the previous year using the pro-forma data provided in the table titled Life Technologies Corporate Condensed Non-GAAP and Reconciliation of Non-GAAP Adjustments. All comparisons of financial results from revenue to operating income will use the provided pro-forma statements.
Conference Call and Webcast Details
The company will discuss its financial and business results as well as its business outlook on its conference call at 4:30 pm Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the company’s Investor Relations website at www.lifetechnologies.com. The webcast can be accessed through the investor relations page of the Life Technologies’ website at www.lifetechnologies.com. Alternatively, callers may listen to the live conference call by dialing 866.543.6405 (domestic) or 617.213.8897 (international) and use passcode 98399425. A replay of the webcast will be available on the Company’s website and by phone through Tuesday,

August 18, 2009. The replay by phone can be accessed by dialing 888.286.8010 (domestic) or 617.801.6888 (international), passcode 24675569.
About Life Technologies
Life Technologies Corporation (NASDAQ: LIFE) is a global biotechnology tools company dedicated to improving the human condition. Our systems, consumables and services enable researchers to accelerate scientific exploration, driving to discoveries and developments that make life even better. Life Technologies customers do their work across the biological spectrum, working to advance personalized medicine, regenerative science, molecular diagnostics, agricultural and environmental research, and 21st century forensics. Life Technologies had sales of more than $3 billion in 2008, employs approximately 9,500 people, has a presence in more than 100 countries, and possesses a rapidly growing intellectual property estate of approximately 3,600 patents and exclusive licenses. Life Technologies was created by the combination of Invitrogen Corporation and Applied Biosystems Inc. For more information on how we are making a difference please visit our website: www.lifetechnologies.com.
Safe Harbor Statement
This press release includes forward-looking statements about our anticipated results that involve risks and uncertainties. Some of the information contained in this press release, including, but not limited to, statements as to, financial projections, including revenue and non-GAAP earnings per share, momentum in 2009, plans to sustain and expand organic growth and increase operating margins, industry trends and Life Technologies’ plans, objectives, expectations and strategy for its business, contains forward-looking statements that are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings made by Life Technologies with the Securities and Exchange Commission. Life Technologies undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

LIFE TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

	For the three months				For the three months
(in thousands, except per share data)	ended June 30, 2009				ended June 30, 2008(10)
(unaudited)	GAAP	Adjustments		Non-GAAP	GAAP		Adjustments		Non-GAAP
Revenues	$832,763	$6,335	(2)	$839,098	$367,791		$—		$367,791
Cost of revenues	280,254	(963	)(3)	279,291	125,268		(586	)(3)	124,682
Purchased intangibles amortization	70,881	(70,881	)(4)	—	17,416		(17,416	)(4)	—

Gross profit	481,628	78,179		559,807	225,107		18,002		243,109

Gross margin	57.8%			66.7%	61.2%				66.1%
Operating expenses:
Selling, general and administrative	253,014	(2,458	)(5)	250,556	115,526		—		115,526
Research and development	81,798	(795	)(5)	81,003	33,173		—		33,173
Business consolidation costs	28,891	(28,891	)(6)	—	1,413		(1,413	)(6)	—

Total operating expenses	363,703	(32,144)		331,559	150,112		(1,413)		148,699

Operating income	117,925	110,323		228,248	74,995		19,415		94,410
Operating margin	14.2%			27.2%	20.4%				25.7%
Interest income	666	—		666	5,348		—		5,348
Interest expense	(49,700)	10,624	(7)	(39,076)	(17,317)		9,957	(7)	(7,360)
Other income (expense), net	(643)	10,237	(8)	9,594	(357)		—		(357)

Total other income (expense), net	(49,677)	20,861		(28,816)	(12,326)		9,957		(2,369)

Income before provision for income taxes	68,248	131,184		199,432	62,669		29,372		92,041
Income tax provision	(29,305)	(29,051	)(9)	(58,356)	(15,795)		(10,526	)(9)	(26,321)

Net income	$38,943	$102,133		$141,076	$46,874		$18,846		$65,720
Effective tax rate for operations	42.9%			29.3%	25.2%				28.6%
Add back interest expense for subordinated debt, net of tax	99			99	34				34

Numerator for diluted earnings per share	$39,042	$102,133		$141,175	$46,908		$18,846		$65,754

Earnings per common share:
Basic earnings per share	$0.22			$0.81	$0.51	(11)			$0.72	(11)

Diluted earnings per share	$0.22			$0.79	$0.48	(11)			$0.68	(11)

Weighted average shares used in per share calculation:
Basic	174,722			174,722	91,907				91,907
Diluted	178,951			178,951	97,129				97,129

(1)	The Company reports Non-GAAP results which include the amortization purchased deferred revenue adjustments and exclude charges for inventory revaluation, amortization of acquired intangibles, depreciation of fair market value adjustments of acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations. In addition, noncash charges relate to non-cash interest expense as a result of the adoption of FSP APB 14-1 Accounting for Convertible Debt Instruments have been excluded from Non-GAAP results.

(2)	Add back fair value amortization of purchased deferred revenue of $6.3 million and zero for the three months ended June 30, 2009 and 2008, respectively.

(3)	Add back noncash charges for purchase accounting inventory revaluations of $1.0 million and $0.6 million for the three months ended June 30, 2009 and 2008, respectively.

(4)	Add back amortization of purchased intangibles.

(5)	Add back depreciation of purchase accounting property, plant, and equipment revaluations.

(6)	Add back business consolidation costs.

(7)	Add back charges related to non-cash interest expense as a result of the adoption of FSP APB 14-1 Accounting for Convertible Debt Instruments of $10.6 million and $10.0 million for the three months ended June 30, 2009 and 2008, respectively.

(8)	Adjust foreign currency loss on repatriation of cash used for the the Applied Biosystems merger of $4.0 million and joint venture purchase accounting amortization of $6.2 million for the three months ended June 30, 2009.

(9)	Non-GAAP tax differs from GAAP tax expense primarily because certain acquisition related costs such as amortization of purchased deferred revenue, charges for inventory revaluation, amortization of acquired intangibles, depreciation of acquired property, plant, and equipment, and in-process research and development are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, GAAP net income includes interest expense with related income tax benefits as a result of the adoption of FSP APB 14-1 Accounting for Convertible Debt Instruments but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation. For the three months ended June 30, 2009, GAAP tax expense also includes a $14.6 million capital gains tax related to ongoing corporate restructuring which was excluded for Non-GAAP purposes

(10)	Tables represent the GAAP and Non-GAAP stand alone financial statements of Invitrogen Corporation.

(11)	Change from prior year as reported due to the retrospective adoption of APB 14-1.

LIFE TECHNOLOGIES CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

	For the six months				For the six months
(in thousands, except per share data)	ended June 30, 2009				ended June 30, 2008(10)
(unaudited)	GAAP	Adjustments		Non-GAAP	GAAP		Adjustments		Non-GAAP
Revenues	$1,608,500	$15,467	(2)	$1,623,967	$718,009		$—		$718,009
Cost of revenues	600,413	(60,082	)(3)	540,331	239,823		(871	)(3)	238,952
Purchased intangibles amortization	141,772	(141,772	)(4)	—	34,319		(34,319	)(4)	—

Gross profit	866,315	217,321		1,083,636	443,867		35,190		479,057

Gross margin	53.9%			66.7%	61.8%				66.7%
Operating expenses:
Selling, general and administrative	494,109	(4,852	)(5)	489,257	229,259		—		229,259
Research and development	162,119	(1,592	)(5)	160,527	63,806		—		63,806
Business consolidation costs	56,289	(56,289	)(6)	—	1,914		(1,914	)(6)	—

Total operating expenses	712,517	(62,733)		649,784	294,979		(1,914)		293,065

Operating income	153,798	280,054		433,852	148,888		37,104		185,992
Operating margin	9.6%			26.7%	20.7%				25.9%
Interest income	2,082	—		2,082	14,272		—		14,272
Interest expense	(97,837)	21,078	(7)	(76,759)	(34,442)		19,754	(7)	(14,688)
Other income (expense), net	(437)	18,781	(8)	18,344	1,437		—		1,437

Total other income (expense), net	(96,192)	39,859		(56,333)	(18,733)		19,754		1,021

Income from continuing operations before provision for income taxes	57,606	319,913		377,519	130,155		56,858		187,013
Income tax provision	(3,060)	(107,809	)(9)	(110,869)	(31,162)		(20,575	)(9)	(51,737)

Income from continuing operations	$54,546	$212,104		$266,650	$98,993		$36,283		$135,276
Income from discontinued operations, net of tax	$—	$—		$—	$1,358		$(1,358)		$—

Net income	$54,546	$212,104		$266,650	$100,351		$34,925		$135,276
Effective tax rate for continuing operations	5.3%			29.4%	23.9%				27.7%
Add back interest expense for subordinated debt, net of tax	126			126	68				68

Numerator for diluted continuing earnings per share	$54,672	$212,104		$266,776	$99,061		$36,283		$135,344

Earnings per common share:
Basic earnings per share from continuing operations	$0.31			$1.53	$1.07	(11)			$1.46	(11)

Basic earnings per share from discontinued operations	$—			$—	$0.01				$—

Diluted earnings per share from continuing operations	$0.31			$1.50	$1.02	(11)			$1.39	(11)

Diluted earnings per share from discontinued operations	$—			$—	$0.01				$—

Weighted average shares used in per share calculation:
Basic	174,218			174,218	92,387				92,387
Diluted	177,276			177,276	97,497				97,497

(1)	The Company reports Non-GAAP results which include the amortization purchased deferred revenue adjustments and exclude charges for inventory revaluation, amortization of acquired intangibles, depreciation of fair market value adjustments of acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations. In addition, noncash charges relate to non-cash interest expense as a result of the adoption of FSP APB 14-1 Accounting for Convertible Debt Instruments have been excluded from Non-GAAP results.

(2)	Add back fair value amortization of purchased deferred revenue of $15.5 million and zero for the six months ended June 30, 2009 and 2008, respectively.

(3)	Add back noncash charges for purchase accounting inventory revaluations of $60.1 million and $0.9 million for the six months ended June 30, 2009 and 2008, respectively.

(4)	Add back amortization of purchased intangibles.

(5)	Add back depreciation of purchase accounting property, plant, and equipment revaluations.

(6)	Add back business consolidation costs.

(7)	Add back charges related to non-cash interest expense as a result of the adoption of FSP APB 14-1 Accounting for Convertible Debt Instruments of $21.1 million and $19.8 million for the six months ended June 30, 2009 and 2008, respectively.

(8)	Adjust foreign currency loss on repatriation of cash used for the Applied Biosystems merger of $1.8 million and joint venture purchase accounting amortization of $17.0 million for the six months ended June 30, 2009.

(9)	Non-GAAP tax differs from GAAP tax expense primarily because certain acquisition related costs such as amortization of purchased deferred revenue, charges for inventory revaluation, amortization of acquired intangibles, depreciation of acquired property, plant, and equipment, and in-process research and development are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, GAAP net income includes interest expense with related income tax benefits as a result of the adoption of FSP APB 14-1 Accounting for Convertible Debt Instruments but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation. For the six months ended June 30, 2009, GAAP tax expense also includes a $25 million benefit for the reversal of a valuation allowance relating to a prior year capital loss carryforward and a $14.6 million capital gains tax related to ongoing corporate restructuring which were excluded for non-GAAP purposes.

(10)	Tables represent the GAAP and Non-GAAP stand alone financial statements of Invitrogen Corporation

(11)	Change from prior year as reported due to the retrospective adoption of APB 14-1.

LIFE TECHNOLOGIES CORPORATION
CONDENSED NON-GAAP STATEMENTS OF OPERATIONS (1)

	For the three months	For the three months
(in thousands)	ended June 30, 2009	ended June 30, 2008(2)
(unaudited)

Revenues	$839,098	$821,565
Cost of revenues	279,291	284,744

Gross profit	559,807	536,821

Gross margin	66.7%	65.3%

Operating expenses:
Selling, general and administrative	250,556	262,227
Research and development	81,003	84,900

Total operating expenses	331,559	347,127

Operating income	$228,248	$189,694

Operating margin	27.2%	23.1%

(1)	The Company reports Non-GAAP results which includes the amortization of purchased deferred revenue adjustments and excludes charges for business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	The three months ended June 30, 2008 provides an “as if” Invitrogen and Applied Biosystems were combined for the year beginning January 1, 2008. The results have been adjusted to comply with the Company’s definition of Non-GAAP results as defined in footnote (1). For a reconciliation to GAAP, refer to the reconciliation of historical GAAP consolidated statement of operations to Non-GAAP proforma consolidated statement of operations presented below.

LIFE TECHNOLOGIES CORPORATION
CONDENSED NON-GAAP STATEMENTS OF OPERATIONS (1)

	For the six months	For the six months
(in thousands)	ended June 30, 2009	ended June 30, 2008(2)
(unaudited)

Revenues	$1,623,967	$1,596,640
Cost of revenues	540,331	544,792

Gross profit	1,083,636	1,051,848

Gross margin	66.7%	65.9%

Operating expenses:
Selling, general and administrative	489,257	510,519
Research and development	160,527	163,388

Total operating expenses	649,784	673,907

Operating income	$433,852	$377,941

Operating margin	26.7%	23.7%

(1)	The Company reports Non-GAAP results which includes the amortization of purchased deferred revenue adjustments and excludes charges for business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	The six months ended June 30, 2008 provides an “as if” Invitrogen and Applied Biosystems were combined for the year beginning January 1, 2008. The results have been adjusted to comply with the Company’s definition of Non-GAAP results as defined in footnote (1). For a reconciliation to GAAP, refer to the reconciliation of historical GAAP consolidated statement of operations to Non-GAAP proforma consolidated statement of operations presented below.

LIFE TECHNOLOGIES CORPORATION
RECONCILIATION OF HISTORICAL GAAP CONSOLIDATED STATEMENT OF OPERATIONS
TO NON-GAAP PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

	For three months	For three months
	ended June 30, 2008	ended June 30, 2008
(in thousands)	Invitrogen Historical	Applied Biosystems
(unaudited)	GAAP	GAAP basis(2)	Adjustments		Total(1)
Revenues	$367,791	$456,743	$(2,969	)(3) (6)	821,565
Cost of revenues	125,268	164,245	(4,769	)(3)(4)(6)	284,744
Purchased intangibles amortization	17,416	2,611	(20,027	)(5) (6)	—

Gross profit	225,107	289,887	21,827		536,821
Gross margin

Operating expenses:
Selling, general and administrative	115,526	146,501	200	(6)	262,227
Research and development	33,173	51,727	—		84,900
Business consolidation costs	1,413	12,544	(13,957	)(6) (7)	—

Total operating expenses	150,112	210,772	(13,757)		347,127

Operating income	$74,995	$79,115	$35,584		$189,694

(1)	Balance represents Non-GAAP earnings as if the merger between Invitrogen and Applied Biosystems commenced prior to January 1, 2008. The balance combines as reported Life Technologies GAAP figures for both Companies and excludes costs consistent with the Company’s Non-GAAP definitions. The Company reports Non-GAAP results which include the amortization of purchased deferred revenue adjustments and excludes business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	Balance represents Applied Biosystems historical GAAP results adjusted for year end consistent with Life Technologies fiscal year end and for restatement of historical results to be consistent with equity method accounting for the Company’s investment in the MDS/Sciex Joint Venture.

(3)	Includes the elimination of intercompany sales of $4.5 million.

(4)	Add back noncash charges for purchase accounting inventory revaluation of $0.6 million for the three months ended June 30, 2008.

(5)	Add back amortization of purchased intangibles of $20.0 million.

(6)	Adjustments related to configuration of 4-4-5 closing period to calendar quarter period.

(7)	Add back business consolidation costs of $14.0 million.

LIFE TECHNOLOGIES CORPORATION
RECONCILIATION OF HISTORICAL GAAP CONSOLIDATED STATEMENT OF OPERATIONS
TO NON-GAAP PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS

	For six months	For six months
(in thousands)	ended June 30, 2008	ended June 30, 2008
(unaudited)	Invitrogen Historical	Applied Biosystems
	GAAP	GAAP basis(2)	Adjustments		Total(1)
Revenues	$718,009	$881,328	$(2,697	)(3) (6)	1,596,640
Cost of revenues	239,823	313,651	(8,682	)(3) (4) (6)	544,792
Purchased intangibles amortization	34,319	5,223	(39,542	)(5) (6)	—

Gross profit	443,867	562,454	45,527		1,051,848

Gross margin

Operating expenses:
Selling, general and administrative	229,259	279,960	1,300	(6)	510,519
Research and development	63,806	99,582	—		163,388
Business consolidation costs	1,914	12,544	(14,458	)(6) (7)	—

Total operating expenses	294,979	392,086	(13,158)		673,907

Operating income	$148,888	$170,368	$58,685		$377,941

(1)	Balance represents Non-GAAP earnings as if the merger between Invitrogen and Applied Biosystems commenced prior to January 1, 2008. The balance combines as reported Life Technologies GAAP figures for both Companies and excludes costs consistent with the Company’s Non-GAAP definitions. The Company reports Non-GAAP results which include the amortization of purchased deferred revenue adjustments and excludes business consolidation costs, inventory revaluations through business combinations, amortization of acquired intangibles, depreciation of fair market value adjustments to acquired property, plant, and equipment, and in-process research and development to provide a supplemental comparison of results of operations.

(2)	Balance represents Applied Biosystems historical GAAP results adjusted for year end consistent with Life Technologies fiscal year end and for restatement of historical results to be consistent with equity method accounting for the Company’s investment in the MDS/Sciex Joint Venture.

(3)	Includes the elimination of intercompany sales of $8.9 million

(4)	Add back noncash charges for purchase accounting inventory revaluation of $0.9 million for the six months ended June 30, 2008.

(5)	Add back amortization of purchased intangibles of $39.5 million.

(6)	Adjustments related to configuration of 4-4-5 closing period to calendar quarter period.

(7)	Add back business consolidation costs of $14.5 million.

LIFE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months
	ended June 30,
(in thousands)(unaudited)	2009	2008
Net income	$54,546	$100,351
Add back amortization and share-based compensation	260,189	56,054
Add back depreciation	54,963	19,559
Balance sheet changes	(137,879)	(36,774)
Other noncash adjustments	19,267	10,239

Net cash provided by operating activities	251,086	149,429
Capital expenditures	(67,908)	(28,264)

Free cash flow	183,178	121,165
Net cash used in investing activities	(78,787)	(37,019)
Net cash provided by (used in) financing activities	9,844	(50,877)
Effect of exchange rate changes on cash	33,442	3,765

Net increase in cash and cash equivalents	$147,677	$37,034

LIFE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30	December 31,
(in thousands)	2009	2008(1)
	(unaudited)
ASSETS
Current assets:
Cash and short-term investments	$582,639	$448,317
Trade accounts receivable, net of allowance for doubtful accounts	636,837	580,907
Inventories	364,568	420,029
Deferred income taxes	22,038	25,563
Prepaid expenses and other current assets	141,044	137,355

Total current assets	1,747,126	1,612,171

Property, plant and equipment, net	768,635	748,056
Goodwill	3,846,217	3,574,779
Intangible assets, net	2,184,652	2,291,767
Long-term investments	377,852	490,853
Other assets	184,839	181,133

Total assets	$9,109,321	$8,898,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$115,000	$80,000
Accounts payable, accrued expenses and other current liabilities	760,682	821,813
Income taxes and current deferred tax liabilities	142,890	105,429

Total current liabilities	1,018,572	1,007,242

Long-term debt	3,342,261	3,396,420
Pension liabilities	204,986	201,833
Income taxes and long-term deferred tax liabilities	766,807	739,343
Other long-term liabilities	98,827	97,383
Stockholders’ equity	3,677,868	3,456,538

Total liabilities and stockholders’ equity	$9,109,321	$8,898,759

(1)	December 31, 2008 consolidated balance sheet includes the impacts of the adoption of FSP APB14-1 Accounting for Convertible Debt Instruments and the reclassification of amounts to conform with equity method presentation of the Company’s investment in the MDS/Sciex joint venture.